Exhibit 99.1

Commonwealth Biotechnologies, Inc. Regains Full NASDAQ

Compliance

RICHMOND, VA (December 29, 2008)—Commonwealth Biotechnologies, Inc. (CBI) (NASDAQ Capital Market: CBTE), a life sciences contract research organization and biotechnology company, received written notice on December 24, 2008 from NASDAQ that by filing its form 10-Q for the period ended September 30, 2008, it has met the conditions of compliance under Marketplace Rule 4310(c)(14) and NASDAQ considers the matter closed. The delayed filing was the result of complex accounting issues associated with a discontinued operation in England and the modification of the Company’s convertible debt instrument.

About CBI

CBI offers cutting-edge research and development products and services to the global life sciences industry. CBI now operates through: (1) CBI Services, a discovery phase contract research organization; (2) Fairfax Identity Laboratories, a DNA reference business; (3) Mimotopes Pty Ltd, Melbourne, Australia, a peptide and discovery chemistry business; and (4) Venturepharm (Asia), a contract research joint venture specializing in drug discovery and development, process scale-up, formulation development, cGMP manufacturing and clinical trial management. For more information, visit CBI on the web at www.cbi-biotech.com

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in CBI’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Specifically, there can be no assurance that the Company will not fall out of compliance again with the relevant NASDAQ listing rules.

For further information, contact:

Dr. Richard J. Freer

COO, CBI

Phone: 800 735 9224

Fax: 804 648 2641